SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2011

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Vectren Corporation announced the retirement of board member, Robert L. Koch II, at its Annual Meeting of Shareholders held on May 11, 2011.  Mr. Koch is retiring in compliance with the corporate governance guidelines.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 11, 2011, the Board of Directors (the “Board”) of the Vectren Corporation (the “Company”) adopted amendments to its Code of By-Laws.   Effective on May 11, 2011, Section 4.1 was amended to reduce the number of board members from 13 to 12.  In addition, the By-Laws were amended to address the impact of combining the Chairman of the Board function with the Chief Executive Officer and President functions.  These changes impact the following By-Law sections:  2.2, 3.3, 3.5, 3.6, 4.1, 4.3, 4.8, 4.9, 4.10, 4.11, 4.12, 5.1, 5.5, 5.7, 6.1, 6.3, and 6.4.

Vectren’s amended By-Laws effective May 11, 2011 is attached herewith as Exhibit 3.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held on May 11, 2011.  At the Annual Meeting, five proposals were submitted to, and approved by, the Company’s shareholders.  The proposals are described in more detail in the Company’s proxy statement filed with the Commission on March 16, 2011.  The final voting results were as follows:

Proposal 1

For the election of the following named persons as directors of the Company to serve, respectively, as such directors for a one-year term and/or until their successors shall be duly elected and shall qualify, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Chapman	54,241,485	1,076,659	18,137,850
James H. DeGraffenreidt	54,490,093	828,051	18,137,850
Niel C. Ellerbrook	54,214,804	1,103,340	18,137,850
John D. Engelbrecht	54,114,555	1,203,589	18,137,850
Anton H. George	53,407,912	1,910,232	18,137,850
Martin C. Jischke	53,685,831	1,632,313	18,137,850
Robert G. Jones	53,994,068	1,324,076	18,137,850
William G. Mays	54,148,701	1,169,443	18,137,850
J. Timothy McGinley	54,104,220	1,213,924	18,137,850
R. Daniel Sadlier	53,710,474	1,607,670	18,137,850
Michael L. Smith	53,743,949	1,574,195	18,137,850
Jean L. Wojtowicz	53,417,487	1,900,657	18,137,850

Proposal 2

Approve the Vectren Corporation At Risk Compensation Plan, as amended and restated:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,690,477.352	4,555,223	1,072,443	18,137,850

Proposal 3

Approve a non-binding advisory resolution approving the compensation of the named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,329,566	3,265,876	1,722,702	18,137,850

Proposal 4

Provide a non-binding advisory vote as to the frequency of the non-binding shareholder vote to approve the compensation of the named executive officers:

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
35,243,981	1,304,359	17,047,718	1,722,085	18,137,850

In accordance with the voting results for this item, the Board of Directors determined that it will hold an advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of such an advisory vote.   Under the Dodd-Frank Act, the Company is required to provide shareholders at least once every six calendar years with the opportunity to cast a non-binding advisory vote on the frequency of shareholder votes on executive compensation.

Proposal 5

Ratify the reappointment of Deloitte & Touche, LLP as independent registered public accounting firm for the Company and its subsidiaries for 2011:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,917,877	1,253,349	284,768	0

Item 8.01.    Other Events

As reported earlier this year, Carl L. Chapman became Chair of the Board effective May 11, 2011.  In June 2010, Mr. Chapman assumed the role of Chief Executive Officer following the retirement of his predecessor, Niel C. Ellerbrook.  Under the Company’s Corporate Governance Guidelines, Mr. Ellerbrook remained as the non-executive Chair of the Board during the past year to facilitate the transition of leadership to Mr. Chapman.  Mr. Ellerbrook remains on the Board of Directors.

In addition, on May 11, 2011, following the retirement of Mr. Koch, the Board elected J. Timothy McGinley, Chair of the Nominating and Corporate Governance committee, as the new Lead Director of the Board effective May 11, 2011.

Item 9.01.    Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Code of By-Laws of Vectren Corporation as Most Recently Amended as of May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 13, 2011

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.03:

Exhibit Number	Description
3.1	Code of By-Laws of Vectren Corporation as Most Recently Amended as of May 11, 2011